UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2021 (July 13, 2021)

L Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 14, 2021, L Brands, Inc. (the “Company”) entered into a terms agreement (the “Underwriting Agreement”) with Leslie H. Wexner and certain affiliated entities named therein (the “Selling Stockholders”) and J.P. Morgan Securities LLC (the “Underwriter”). Under the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell to the Underwriter 20,041,646 shares (the “Securities”) of common stock of the Company, par value $0.50 per share (“Common Stock”) in a registered public offering (the “Secondary Offering”) pursuant to an effective shelf registration statement on Form S-3 (Registration File No. 333-229414) (the “Shelf Registration Statement”), and a prospectus supplement thereunder. The Secondary Offering closed on July 19, 2021.

The Company and the Selling Stockholders made certain customary representations, warranties and covenants and agreed to indemnify the Underwriter against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Stock Repurchase Agreement

On July 13, 2021, the Company entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with the Selling Stockholders, pursuant to which the Company agreed to repurchase an aggregate of 10,000,000 shares of Common Stock from one of the Selling Stockholders for an aggregate purchase price of $730.1 million, reflecting a price per share equal to the public offering price in the Secondary Offering, less the underwriting discount (the “Stock Repurchase”). The Company completed the Stock Repurchase of 10,000,000 shares of Common Stock on July 19, 2021.  Upon completion of the Secondary Offering and the Stock Repurchase, the Selling Stockholders disposed of all of their shares of Common Stock, other than 5,000,000 shares.

Mr. Wexner and Abigail S. Wexner were formerly members of the Company’s Board of Directors. Information about transactions between Mr. Wexner and the Company and Ms. Wexner and the Company can be found in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 8, 2021, under the section entitled “Proposal 1: Election of Directors—Code of Conduct, Related Person Transaction Policy and Associated Matters,” which is incorporated herein by reference.  As previously disclosed, the Company is party to a Registration Rights Agreement, dated as of March 17, 2021, with Mr. Wexner and Ms. Wexner.  Upon completion of the Secondary Offering and the Stock Repurchase, the Registration Rights Agreement terminated in accordance with its terms.

Copies of the Underwriting Agreement and the Stock Repurchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The above descriptions of the Underwriting Agreement and the Stock Repurchase Agreement are qualified in their entirety by reference to the full text of such agreements.

Item 8.01. Other Events.

The Secondary Offering was made pursuant to the Shelf Registration Statement and a prospectus supplement thereunder. Opinion of counsel for the Company is included as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Terms Agreement, dated as of July 14, 2021, by and among L Brands, Inc., the selling stockholders named therein and J.P. Morgan Securities LLC.

Exhibit 5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

Exhibit 10.1
Stock Repurchase Agreement, dated as of July 13, 2021, by and among L Brands, Inc., the selling stockholders named therein, Abigail S. Wexner (solely for purposes of Sections 4.1 and 4.2 and Article VII) and Dennis Hersch (in his capacity as the Stockholder Representative).

Exhibit 23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date: July 19, 2021	By:	/s/ STUART B. BURGDOERFER
		Name:	Stuart B. Burgdoerfer
		Title:	Executive Vice President and Chief Financial Officer